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                                                  FIDELITY INTERNATIONAL LIMITED
                                                                  CODE OF ETHICS
                                                       Effective January 1, 2005


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FIDELITY'S COMMITMENT TO ETHICS


Our company's commitment to the highest standards of integrity and loyalty to customers and shareholders is underscored by our name - Fidelity. We are known by our decisions and actions, as a company and as individuals.

In the financial services industry the major asset of any company is its reputation. The Code not only underlines Fidelity's commitment to keeping the Fidelity reputation untarnished, but also provides a framework in which employees can manage their personal affairs in a way consistent with that reputation.

All employees of Fidelity International Limited and its subsidiary companies (Fidelity) are bound by this Code of Ethics which sets out the standards we expect from you in personal account trading, managing conflicts of interest, and receiving gifts and hospitality. Parts of the Code apply, not only to you as an employee, but also to close relatives, spouses, domestic partners, and others in whose affairs you could have a beneficial interest.

As an officer, director, or employee of Fidelity, you have a fiduciary duty never to place your own personal interests above the interests of Fidelity's clients, which include shareholders of funds managed or advised by Fidelity. This means never taking unfair advantage of your relationship to Fidelity in attempting to benefit yourself or another party. It also means never acting in a way that interferes or conflicts with Fidelity's business or the interests of its customers. The accompanying Code of Ethics enables the company and its employees to behave in a way that does not conflict - or appear to conflict - with the interests of our clients. Among other things, engaging in market timing or late trading of Fidelity Funds is prohibited.

We believe that customer interests can be protected even when employees make personal investments, exchange gifts or engage in outside activities, but there must be limits.

No written Code can anticipate all activity that would conflict (or might appear to conflict) with the interests of Fidelity or its clients. Fidelity employees are expected to understand and respect the spirit of the rules and always to act in a way that demonstrates our commitment to our customers and to doing the right thing. Any activity that compromises Fidelity's integrity, even if it doesn't violate the Code, has the potential to harm Fidelity's reputation and may result in scrutiny or further action from the Code of Ethics Oversight Group (the EOG) or Compliance.

The Code does not create any obligation to any person or entity other than Fidelity. The Code may be modified at any time and FIDELITY RESERVES THE RIGHT TO DECIDE WHETHER THE CODE APPLIES TO A SPECIFIC SITUATION AND HOW IT SHOULD BE INTERPRETED.


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THE STRUCTURE OF THE CODE

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MAIN BODY
This contains the main body of the Code and applies to all Fidelity employees
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PART 2
Contains the general administrative procedures for the Code as well as the rules on Gifts and Hospitality and again applies to all Fidelity employees
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PART 3
Contains the special supplements for specific countries and those involved in the management of FMR Funds and/or have systems access to FMR Funds portfolios or trading information
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PART 4
Appendices
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THE FORMS
A full set of all the forms you may need
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CONTENTS

THE MAIN BODY

1. Introduction                                               3
2. Who must follow the Code                                   4
3. Basic Rules                                                6
4. Holding Securities                                         7
5. Trades which are subject to the Code                       8
   (TAKING STOCK - BEFORE YOU CAN TRADE)                      9
6. Trades which are not allowed                              10
7. Trades which need special permission                      13
8. Times when you are not allowed to trade                   14
9. How to trade                                              17
   (TAKING STOCK - AFTER YOU HAVE TRADED)                    19

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READ THE CODE CAREFULLY. IT IS AN IMPORTANT DOCUMENT THAT FORMS PART OF YOUR
CONTRACT OF EMPLOYMENT WITH FIDELITY. IN FACT, WE ASK YOU TO CONFIRM TO US EACH YEAR THAT YOU HAVE READ AND UNDERSTOOD THE CODE. THIS IS FOR YOUR OWN PROTECTION AS A SERIOUS BREACH OF THE CODE CAN LEAD TO A FINE OR EVEN DISMISSAL. IN SOME JURISDICTIONS BREACHES OF PARTS OF THE CODE MAY BE A CRIMINAL OFFENCE.
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1.       INTRODUCTION

The purpose of the Code is to provide a framework within which you can conduct your personal affairs without coming into conflict with our duties to our customers. A lot of the Code covers your own trades in stocks and shares, but some of it (Part 2) also covers receiving gifts and invitations to sporting and other events. It is your responsibility to familiarise yourself with the Code.

Many of our regulators require Fidelity to have such a Code, but Fidelity has always believed in the principles set out in the Code. We look after the savings and pensions of many hundreds of thousands of people and we have a duty to safeguard these and not to use them to our personal advantage.

As a result there may be times when you, or a member of your close family, will not be allowed to buy or sell a particular share. This could be because we are trading in that share on behalf of our customers. We do not want to put that customer trade at risk. Neither do we want to give the impression that we are using knowledge of what we are doing for customers to make a profit or avoid a loss in our personal trading.

Fidelity actively discourages the giving and receiving of business-related gifts and hospitality. This is to avoid potential conflicts of interest or bias in trading with outside suppliers and external relationships. Fidelity's Gifts and Hospitality Policy, which is separate from this Code and can be found at Section 2 of Part 2, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

We also recognise that there are times when it might cause hardship for you to follow the Code to the letter. In exceptional circumstances we can establish special approvals that are consistent with the principles of the Code and the interests of our customers. If you have a problem you must raise it as early as possible with your local Compliance Department.

A final word...
The Code cannot cover every situation that might come up. IT IS UP TO YOU TO BEHAVE RESPONSIBLY AND FOR YOU TO FOLLOW THE CODE. EVEN IF YOU HAVE RECEIVED SOME PERMISSION YOU STILL MUST MAKE SURE THAT WHAT YOU PLAN TO DO IS ALLOWED UNDER THE CODE. THIS IS YOUR PERSONAL RESPONSIBILITY. IF YOU ARE IN DOUBT OR HAVE A QUESTION CONTACT YOUR LOCAL COMPLIANCE DEPARTMENT BEFORE YOU DO ANYTHING. THEIR CONTACT DETAILS ARE SET OUT IN APPENDIX A OF PART 4.

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2.       WHO MUST FOLLOW THE CODE
All employees of Fidelity have to follow the Code. The Code also covers members of your immediate family, spouses and domestic partners and others living in the same house. It will also cover trading in stocks and shares where you have a financial interest. APPENDIX B of Part 4 sets out when the Code will apply to someone other than you. This can be a complex area and if you are in any doubt as to whether a particular person is covered by the Code you must ask your local Compliance Department (see APPENDIX A of Part 4). Broadly, if something applies to you, it applies to your immediate family and domestic partners in the same household, but you should read APPENDIX B carefully.

You are told when you join Fidelity which employee category you fall into. This category will also apply to people who must follow the Code because of Appendix
B. Your category is important because there are some rules in the Code that only apply to particular categories of employees.

There are four main categories:
  o Non-Access Persons
  o Access Persons
  o Investment Professionals
  o Senior Executives

The categories are based on what sort of work you do and what sort of information you have access to. So when you change jobs or the type of work you do, your category may also change.

If you fall within more than one category, your category is the more restrictive category - with Investment Professionals being the most restrictive. You may also be placed in a particular category by designation of your local Compliance Department. This can include non-employees (such as independent contractors) who could have access to sensitive fund information.

                                  PLEASE NOTE:

o ALL INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ARE ALSO ACCESS PERSONS. SOME PARTS OF THE CODE ONLY APPLY TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES.

o SOME PEOPLE MAY ALSO BE CATEGORISED AS A SENIOR EXECUTIVE OR INVESTMENT PROFESSIONAL EVEN WHEN NOT FALLING INTO ONE OF THE DESCRIPTIONS. IF THIS HAPPENS TO YOU, YOU WILL BE TOLD IN WRITING. NON-ACCESS PERSONS


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                               NON-ACESSS PERSONS

You are a Non-Access Person if: you do not have access to any information, either via systems or physical access, which could be regarded as Fidelity proprietary information and which might be relevant to a trading decision; and you have been specifically notified by your Compliance Officer of your status.


                                 ACCESS PERSONS

All employees of any Fidelity company who are not a Non-Access person and all directors of such companies

All directors of a Fidelity Fund

If you are a director who has signed a separate letter you are treated as a different category. Details can be found in APPENDIX C of Part 4.

EVERYONE IN FIDELITY HAS TO FOLLOW THE ACCESS PERSON RULES (EXCEPT WHERE YOU ARE A NON-ACCESS PERSON), BUT SOME WILL ALSO HAVE TO FOLLOW THE RULES OF ANOTHER CATEGORY - SEE BELOW.


  INVESTMENT PROFESSIONALS

You are an Investment Professional if you are:
o A portfolio manager
o A research analyst or associate
o A trader or a trading assistant
o A member of an asset allocation group
o A member of the Portfolio Management Services group


                               SENIOR EXECUTIVES

You are a Senior Executive if you are:

o A board director of any Fidelity company
o A director or VP of such a company
o In the Fund Treasurer's Department
o In the Compliance or Legal Departments
o In the Internal Audit, Risk or Security Departments
o In the Fund Accounting Department
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SPECIAL CATEGORIES

If you are a director or an employee of the following companies you must read and also follow (if appropriate) the relevant supplement in Part 3.

1. Fidelity Investments Securities Investment Trust Co. Ltd

2. Fidelity Investments Securities (Taiwan) Ltd

3. Fidelity Investments Advisory Company (Korea) Limited

4. Fidelity Investments Japan and Fidelity Securities K.K.

5. Fidelity Investment Services GmbH and Fidelity Investments International - Niederlassung Frankfurt

6. Fidelity Investment Management GmbH

7. Fidelity Investissements SAS and Fidelity Gestion

8. Fidelity Business Services India Pvt. Ltd.

9. Fidelity Fund Management Pvt. Ltd., India

FMR FUNDS

If you are involved with the investment management of the 1940 Act Funds run by Fidelity Management & Research Company (FMR Fund) or any other fund or account subject to US SEC registration and/or have systems access to FMR Funds portfolios or trading information (via, for example, the equity or fixed income trading systems on the AS400) then Supplement 10 of Part 3 may apply. The Supplement may therefore apply if you work in any of the following departments:

1. Investment Management (including Portfolio Management Services and Portfolio Implementation)
2. Trading
3. Equity Research
4. Fixed Income Research
5. An Investment Management support department such as Administration, Systems or Communications if you have access to FMR Funds portfolios or trading information
6. Global Oversight (Compliance, Internal Audit, Investigations & Intelligence or Risk)
7. Legal
8. Fund Accounting if you have access to FMR Funds portfolios or trading information

The above list is not all-inclusive. If you have systems access to FMR Funds portfolios or trading information and have not been notified by your local Compliance Officer that this section applies to you and you believe it should, contact them BEFORE you do anything. If you work in departments nos. 5-8 listed above and do NOT have systems access to FMR Funds portfolios and trading information, this section may not apply to you; again, we recommend contacting your local Compliance Officer BEFORE you do anything.

Also, if you are an employee who is a director or elected officer of a Fidelity company registered as an investment adviser under the US Investment Advisers Act of 1940, then Supplement 10 of Part 3 may apply.
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3.       BASIC RULES

3.1.     COMPLYING WITH LEGISLATION
As well as following the Code and other company-wide policies, you must follow your local laws and regulations. Employees subject to Supplement 10 of Part 3 (generally those involved with managing FMR Funds and/or have systems access to FMR Funds portfolios or trading information) must also comply with relevant US federal securities laws.

3.2.     REPORTING VIOLATIONS TO COMPLIANCE
If you become aware that you have broken the Code you must immediately inform your local Compliance Department providing full details.

If you become aware that someone else has broken the Code, you should consult the Workplace Concerns Policy, a link to which can be found on the Code of Ethics website.

3.3.     AGREEING TO FOLLOW THE CODE

Even though the Code forms part of your contract of employment, when you start work at Fidelity, and again each year, you're required to sign an Acknowledgment Form (Form A), in which you formally certify that:
  o you understand and will comply with all provisions that apply to you
  o Fidelity may monitor records of your personal trading
  o you will comply with any new or existing provisions that may become applicable to you in the future

New employees must sign and return a copy of Form A within 10 days of hire.

Existing employees are to acknowledge their acceptance of the Code every year by January 28th.

The Acknowledgment Form (Form A) can be completed online and can be found on the Code of Ethics website.

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     FAILURE TO COMPLETE AND FILE THE FORMS CAN LEAD TO DISCIPLINARY ACTION
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3.4      INFORMATION YOU HAVE TO SUPPLY

There are three specific types of information you must disclose with your Acknowledgement Form if applicable:

     o   Brokerage accounts (plus most recent statement)

     o Accounts with shares of Fidelity Funds (both open and closed end funds), including accounts held at Fidelity or FundsNetwork (plus most recent statement). These must include wrapped accounts, such as PEP, ISA, pension and PEA accounts which can hold Fidelity Funds, but not including your Fidelity pension scheme account.

     Exception:
     o If you are an employee subject to Supplement 10 of Part 3 (for example, you are involved with managing FMR Funds and/or have systems access to FMR Funds portfolios or trading information), you must disclose your Fidelity pension scheme account.

     o Any holdings of Reportable Securities not held in such accounts (such as certificate shares, private placements, or interests in a company or partnership). Information about these holdings must be no more than 45 days old when you submit it.
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4.       HOLDING SECURITIES
YOU MUST FOLLOW THIS SECTION IF YOU HOLD ANY REPORTABLE SECURITIES


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DEFINITION
In this document, the term "brokerage account" means an account which has the capacity to trade Reportable Securities. As well as traditional stockbroker accounts this includes registrar accounts, nominee accounts, accounts at investment trust providers, PEP and ISA accounts, dematerialised accounts, pension, Child Trust Fund (CTF) accounts, and any other account which has trading functionality. ACCOUNTS THAT ARE RESTRICTED TO TRADING ONLY SHARES OF OPEN-ENDED FUNDS ARE NOT CONSIDERED BROKERAGE ACCOUNTS.
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This section covers not only accounts and holdings under your own name or control, but accounts and holdings in which you have a beneficial interest (see Appendix B of Part 4).

4.1 WHILE EMPLOYED AT FIDELITY, YOU MUST MAINTAIN YOUR BROKERAGE ACCOUNTS AT A FIDELITY APPROVED BROKER AND DO ALL YOUR TRADES THROUGH THAT ACCOUNT.

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Your local Compliance Department (APPENDIX A of Part 4) can provide you with the relevant paperwork or contact for setting up an account. A list of Approved Brokers is at APPENDIX D of Part 4.
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4.2    Unless you have obtained Special Approval (see below) to hold an existing brokerage account at a non-approved broker, you must either:
            - sell all holdings through the external brokerage account and close the external account; or
            - transfer your holdings to a FIL approved broker and close the external account.

4.3 This process must be completed WITHIN TWO MONTHS of your start date. Once the external brokerage account has been closed you must provide evidence of the account closure to your local Compliance Department. If you require more than two months, you must seek Special Approval.

4.4 With prior written approval from Compliance, an account in your name or in which you have a beneficial interest may be held at a broker other than a FIL approved broker if your circumstances meet those listed in APPENDIX H of Part 4.

4.5 To request special approval, you must complete the Special Approval Request Form (Form I). Approval may not always be given. If given, it will usually be subject to special conditions. Approval is subject to review and can be withdrawn if circumstances change. If you break any special conditions that we might set you will be treated as having broken the Code itself. The processing time for Special Approval requests is normally 5 business days.

4.6 Approved Brokers send to Fidelity reports of trades on your account and regular statements. By opening an account at an Approved Broker you agree that we can receive these documents and permit us access to all account information relating to your period of employment with Fidelity. If for some reason the Approved Broker does not provide the report we may ask you to, and you must respond promptly.

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                             FIDELITY'S COMMITMENT
Should you, or someone in whose account you have a beneficial interest, be charged a fee (such as an account closeout or transfer fee) during the transfer process of the external brokerage account, you can seek reimbursement from Fidelity for all reasonable charges. See Form J for more details.
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5.       WHICH TRADES ARE SUBJECT TO THE CODE

ANY TRADE IN A REPORTABLE SECURITY IS COVERED BY THE CODE WHETHER DIRECTLY HELD OR HELD THROUGH A WRAPPER SUCH AS A PEP, PEA, ISA OR PENSION ACCOUNT. A PURCHASE OR A SALE OF AN INVESTMENT THAT IS NOT A REPORTABLE SECURITY IS NOT COVERED BY THE CODE. VIRTUALLY ALL SECURITIES ARE REPORTABLE SECURITIES.


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Reportable security INCLUDES:

o   Shares of Fidelity Funds (except Fidelity cash funds)

o Interests in Fidelity's deferred compensation plan reflecting hypothetical investments in Fidelity Funds

o   Any open-ended fund advised by Fidelity

o If you manage or advise a Fidelity Fund of funds the target funds of that fund of funds

o Interests in a variable annuity or unit-linked life policy specifically linked to a Fidelity Fund

o   Shares of FMR Funds (except money market funds)

o   Shares or stock (in public and private companies)

o   Corporate and municipal bonds

o   Options on securities (including options on stocks and stock indexes)

o   Single-stock futures

o   Single-stock contracts for differences

o   Shares of Exchange Traded Funds

o Shares of closed-end funds and Investment Trusts (including Fidelity's listed in the UK)

o Government bonds other than those deemed non-reportable as outlined in the opposite column, and

o Any other instrument not specifically excluded
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Reportable security DOES NOT INCLUDE:

o   Shares issued by cash funds (including Fidelity cash funds)

o   Shares or units in non-Fidelity open-ended funds or unit trusts

o Government Securities issued by the USA, Japan and members of the European Economic Area - see below

o Securities issued by agencies of these governments which have a remaining maturity of one year or less

o Debt instruments in Indian Rupees issued by the Government of India, the Reserve Bank of India, or Post Offices owned by the Government of India

o   Life assurance and other policies without specific underlying Fidelity Funds

o   Bank savings or current accounts

o Certificates of Deposit and other money market investments such as commercial paper

o Securities issued by companies in the Fidelity Group to you as compensation or a benefit associated with your employment

o Commodities (such as agricultural products or metals), and futures and options on commodities traded on a commodities exchange.
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DEFINITION:
FIDELITY FUND: Any fund, whether an investment trust, unit trust, or other pool of assets that is advised or sub-advised by Fidelity.
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Austria    Belgium      Czech Republic    Denmark       Estonia        EEA
---------------------------------------------------------------------- COUNTRIES
Finland    France       Germany           Greece        Hungary
----------------------------------------------------------------------
Iceland    Ireland      Italy             Latvia        Liechtenstein
----------------------------------------------------------------------
Lithuania  Luxembourg   Malta             Netherlands   Norway
----------------------------------------------------------------------
Poland     Portugal     Slovakia          Slovenia      Spain
----------------------------------------------------------------------
Sweden     United Kingdom
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YOU MUST HAVE COMPLETED THE FOLLOWING STEPS

o   Know what category of employee you are and whether any     ----------------
    of the special supplements apply to you                     SEE SECTION 2
                                                               ----------------

o   Read and understood the Basic Rules                        ----------------
                                                                SEE SECTION 3
o   Signed the Acknowledgement Form and provided any
    information regarding holdings you have in any accounts
    which are in your name, or in which you have a
    beneficial interest                                        ----------------

o   Opened an account at an Approved Broker for all trading    ----------------
    in Reportable Securities or obtained a Special Approval      SEE SECTION 4
    in advance to open and trade through an existing account
    at a different broker                                      ----------------

o   Read and understood the definition of Reportable           ----------------
    Security as it relates to the trade you want to do           SEE SECTION 5
                                                               ----------------
YOU NOW NEED TO
                                                               ----------------
o   Understand whether the trade is one that is allowed by       SEE SECTION 6
    the Code                                                   ----------------

                                                               ----------------
o   Confirm whether you need special permission                  SEE SECTION 7
                                                               ----------------

                                                               ----------------
o   Confirm whether, at the time you want to trade there are     SEE SECTION 8
    any restrictions                                           ----------------

                                                               ----------------
o   Obtain pre-clearance approval                                SEE SECTION 9
                                                               ----------------

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                                  HELPFUL TIPS

o If you do not know which employee category you belong to, contact your local Compliance Department for guidance.

o If you do not know whether a particular country or the FMR Funds supplement applies to you, contact your local Compliance Department.

o If you are investing in a non-Fidelity fund or unit trust check the prospectus to see if it is advised by Fidelity. If you are unsure, contact your local Compliance Department.

o If you are invested in a variable annuity or unit-linked life policy, check the prospectus to see if any of its underlying assets are to be held in funds advised by Fidelity. If you are unsure, contact your local Compliance Department.

o   Allow 5 business days for the processing of any Special Approval requests.
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For Compliance Department details see Appendix A of Part 4
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6. TRADES WHICH ARE NOT ALLOWED

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IMPORTANT NOTE:
EVEN IF YOU OBTAIN PRE-CLEARANCE TO DO ANYTHING LISTED BELOW, THAT IS NO DEFENCE. IT IS YOUR RESPONSIBILITY TO MAKE SURE YOU DO NOT CARRY OUT A TRADE WHICH IS NOT ALLOWED OR YOU WILL HAVE BREACHED THE CODE.
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CERTAIN TYPES OF TRADES ARE NOT PERMITTED UNDER ANY CIRCUMSTANCES. IT IS NOT
POSSIBLE TO SET OUT EVERY TYPE OF TRADE THAT IS INAPPROPRIATE SO THE LIST BELOW MAY BE ADDED TO FROM TIME TO TIME.

6.1      INSIDER TRADING

         You must not trade (or encourage someone else to trade) if you have INSIDE INFORMATION which is relevant to the security. In some countries trading on inside information is a criminal offence. In all countries trading with inside information may lead to disciplinary action being taken. A summary of insider trading law is in APPENDIX E of Part 4.

6.2      USING YOUR KNOWLEDGE OF FUND TRADES

         You may not use your knowledge of transactions in funds or other accounts advised by Fidelity to profit from the market effect of these transactions. Providing others with information of fund transactions is prohibited.

6.3      UNDUE INFLUENCE

         The funds and accounts advised by Fidelity must act in the best interests of their shareholders and clients. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any other party other than its shareholders or clients.

         For example, you may not influence a fund to buy, sell, or refrain from trading a security in order to affect that security's price or to advance your own interests or the interests of a party that has or seeks to have a business relationship with Fidelity.

6.4      LATE TRADING AND SHORT TERM TRADING IN FUNDS

         Any transactions in a Fidelity Fund of a type or pattern that could be regarded as detrimental to other shareholders or that could in any way be regarded as representing a conflict of interest with Fidelity's fiduciary obligations is prohibited. This includes late trading, short-term trading or market timing transactions and extends to Fidelity Funds held in a retirement or savings plan (such as a defined contribution pension scheme, ISA, PEP or PEA).

         Fidelity will examine any pattern of transactions with regard to their size, frequency and the funds dealt for the purposes of determining whether unacceptable trading has occurred. Except for Fidelity cash funds, selling or switching out of a Fidelity Fund within 30 days of investing will be presumed to be short-term trading and is therefore prohibited. An explanation will be required for any such trading and any profits may be forfeit in addition to any other disciplinary action that might be appropriate. Monthly savings plans investing in Fidelity Funds in accounts held at Fidelity and regularly scheduled subscriptions/redemptions to these Fidelity Funds are generally exempted from this section.

6.5      INVESTMENT CLUBS ETC.

         You must not invest in or through investment clubs and similar groups.
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6.6      SPREAD BETTING

         Any form of spread betting based on Reportable Securities is prohibited.

6.7      SHORT SALES

         You are not allowed to take a short position in a security that exceeds the same account's long position in that security. This includes purchasing naked/uncovered put options or selling naked/uncovered call options.

         Covered short sales (refer to definition at right) are permitted, as are short strategies involving the following indexes: S&P 100, S&P 500, S&P Midcap 400, FTSE 100 and Nikkei 225.

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DEFINITIONS:
SELLING SHORT:- Selling securities that you do not own at the time you sell it. COVERED SHORT SALE: -Selling short a security while holding the same number of that security or more in your account.
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6.8      HEDGE FUNDS

         You must not invest in hedge funds.

         Exceptions:
         o Fidelity Funds open to individual investors
         o Registered funds of hedge funds (refer to definition below).

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DEFINITIONS:
REGISTERED FUND OF HEDGE FUNDS: Funds of hedge funds which are regulated by a securities authority in the following jurisdictions:
  o Ireland
  o Germany
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If you are a new employee with an existing hedge fund investment you may request
Special Approval from your local Compliance Department to maintain (but not add to) such investments ...:

....IF

You have no influence over the investment decisions of the hedge fund and divesting your interest in the hedge fund is not a readily available option ...

.... HOWEVER

Even with Special Approval, you must liquidate your investment at the earliest opportunity - in any case no later than one year from the date your request was approved
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6.9      CERTAIN OPTIONS AND FUTURES

         You are not allowed to purchase put or sell call options or futures on Stock Market indices other than the following:
            o FTSE 100
            o Nikkei 225
            o S&P100, S&P Midcap 400 and S&P 500

6.10     INVESTMENTS IN BROKERS

         You must not purchase investments in a stockbroker, securities trader or broker dealer which appears on the restricted list kept by Global Compliance. This list changes, so if you want to buy shares in such a company you must first of all check with your local Compliance contact (see Appendix A of Part 4).


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6.11      DERIVATIVES TO EVADE THE CODE

         You must not trade in any derivative of a Reportable Security which has the effect of evading the requirements of the Code. This includes all types of derivatives.

6.12     GOOD-UNTIL-CANCELLED

         You must not place good-until-cancelled orders as they may inadvertently cause you to violate the pre-clearance provisions of this Code.

6.13     EXERCISING DISCRETION FOR OTHERS

         You may not exercise investment discretion over accounts in which you have no beneficial interest, unless your situation falls within the limited circumstances described in Appendix H of Part 4 and you have obtained prior written approval from your local Compliance contact.

6.14     HIGH VOLUMES OF TRADING

         Fidelity believes that a very high volume of personal trading can be time consuming and increases the possibility of actual or apparent conflicts with portfolio transactions. An unusually high level of personal trading activity is discouraged and may be monitored by the Compliance Department. It may lead to the taking of appropriate action under the Code. In general, anyone placing more than 25 trades in a quarter should expect additional scrutiny of their trades.

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7.       TRADES WHICH NEED SPECIAL PERMISSION

--------------------------------------------------------------------------------
IMPORTANT NOTE:
EVEN IF YOU OBTAIN PRE-CLEARANCE TO DO ANYTHING LISTED BELOW, THAT IS NOT SUFFICIENT TO MEET THE REQUIREMENTS OF THIS SECTION. IT IS YOUR RESPONSIBILITY TO MAKE SURE YOU OBTAIN THESE SPECIAL PERMISSIONS OR YOU WILL HAVE BREACHED THE CODE.
YOU MAY ONLY EXECUTE CERTAIN TYPES OF TRADES IF YOU GET PERMISSION, AND PERMISSION WILL NOT ALWAYS BE GRANTED.
--------------------------------------------------------------------------------

7.1      INITIAL PUBLIC OFFERINGS (IPOS)

         You are generally not allowed to participate in an initial public offering (IPO) where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers though the Internet. You can only buy shares or bonds in an IPO, privatisation or flotation of shares if you have written approval from Compliance. Please refer to Appendices F and H of Part 4 for further details.

7.2      THAILAND INTERNATIONAL FUND

         You must obtain permission in writing before trading in this fund as Fidelity carries out administration and accounting services for the fund.


--------------------------------------------------------------------------------
          THE REST OF THIS SECTION APPLIES TO INVESTMENT PROFESSIONALS
                           AND SENIOR EXECUTIVES ONLY
--------------------------------------------------------------------------------

7.3      PRIVATE PLACEMENTS ETC.

         You must get prior permission to invest in any private placement or other private securities transaction not issued by a Fidelity company. This is to ensure that any placement is considered, first of all, for Fidelity's funds and accounts. A checklist for such trades is included in Form D. This must be completed by you and forwarded to your Director or Department Head and then to the local Compliance Department (see APPENDIX A of Part 4) before you commit to invest.

         If approval is granted you must report the actual purchase to Compliance within ten working days. If afterwards you are involved in managing or advising a Fidelity Fund or segregated account investing in the same company you:

         o Must declare your interest

         o Have the holding independently reviewed by the Chief Investment Officer and Compliance.

7.4      LOOK THROUGH ENTITIES ETC.

         If you wish to participate in a private investment arrangement organised as a U.S. "look through" entity, you must obtain permission from Bermuda Compliance. A "look through" entity is a tax pass through entity such as a partnership, limited liability corporation (LLC), joint venture taxed as a partnership or a U.S. corporation taxed as an "S" corporation. The information memorandum for the investment should explain its U.S. tax status. This is to help us avoid disadvantageous tax consequences for Fidelity International Limited that could arise in certain circumstances.

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8.       TIMES WHEN YOU ARE NOT ALLOWED TO TRADE


--------------------------------------------------------------------------------
IMPORTANT NOTE:
EVEN IF YOU OBTAIN PRE-CLEARANCE TO DO ANYTHING LISTED BELOW THAT IS NO DEFENCE. IT IS YOUR RESPONSIBILITY TO MAKE SURE YOU DO NOT TRADE WHEN YOU SHOULD NOT, OR YOU WILL HAVE BREACHED THE CODE.
--------------------------------------------------------------------------------

8.1      GENERAL PROHIBITIONS FOR ALL EMPLOYEES

         You are not allowed to trade when:
         o You have inside information
         o You know that a fund or account will be trading in that (or a related) security
         o You have knowledge that a fund or account has just traded in that (or a related) security

8.2      RESTRICTED SECURITIES

         You must not trade in a security that Fidelity has restricted (e.g.
         Colt). Trading in securities subject to this section is only permitted during trading windows as notified by Compliance.


THE FOLLOWING PARTS OF THIS SECTION APPLY TO CERTAIN CATEGORIES OF EMPLOYEES ONLY, AS FOLLOWS:
                                              ALL
                                SENIOR     INVESTMENT     PORTFOLIO   RESEARCH
                              EXECUTIVES  PROFESSIONALS    MANAGERS   ANALYSTS
--------------------------------------------------------------------------------
THE TWO DAY RULE                 YES           YES            YES        YES
--------------------------------------------------------------------------------
THE SEVEN DAY RULE               NO          NOT ALL          YES         NO
--------------------------------------------------------------------------------
THE AFFIRMATIVE DUTY RULE        NO          NOT ALL          YES        YES
--------------------------------------------------------------------------------
REVIEWING FUND DECISIONS
INVOLVING PRIVATE INVESTMENTS    NO          NOT ALL          YES        YES
--------------------------------------------------------------------------------
THE SIXTY DAY RULE               YES           YES            YES        YES
--------------------------------------------------------------------------------


8.3.     THE TWO DAY RULE
         APPLIES TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         You may not trade in a security for TWO CLEAR BUSINESS DAYS after a research note relating to the issuer of that security has been published. For example, a research note published at noon on Monday blocks personal trading until Thursday.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005


8.4.     THE SEVEN DAY RULE
         APPLIES TO PORTFOLIO MANAGERS

         You may not trade a security within SEVEN CALENDAR DAYS of one of your funds trading in that security. So you may not trade in a security within seven days before or seven days after the fund has traded. If you are the assigned fund manager to a portfolio where trades are initiated by an asset allocation group it is still your responsibility to observe this rule in respect of trades in that portfolio. This prohibition will not apply to trades made by a portfolio manager during the seven days preceding a fund trade if the fund trade arises as a result of a standing instruction placed with a trading desk to purchase or sell securities in amounts proportional to the relative weightings of such securities in the portfolio in response to fund cash flows.

         Subject to Compliance pre-approval, the prohibition under this section does not apply if application of this rule would work to the disadvantage of a fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the fund should buy the same security).

         Likewise, subject to Compliance pre-approval, the prohibition under this section does not apply if your transaction is conducted through a discretionary managed account. Should you wish to request special approval under this rule, please submit a completed Special Approval Request form (Form I) to your local Compliance Department.



8.5.     THE AFFIRMATIVE DUTY RULE
         APPLIES TO PORTFOLIO MANAGERS AND RESEARCH ANALYSTS

         You have an affirmative duty (i.e. you must use your own initiative) to ensure that any fresh and material information that you receive on a company is included in a research note or similar communication. This applies regardless of whether you are formally assigned to the company in question. You may not trade until after the research note or communication is issued and two clear business days have passed.

         Should you (or someone in whose affairs you have a beneficial interest
         - see APPENDIX B of Part 4) own a security, or have decided to buy a security, you also have an affirmative duty to disclose this in any research note or other communication about that security.

         If there is any question as to whether the information is new and material you should contact your Director of Research or Chief Investment Officer, as appropriate, who will decide if a research note or other communication should be issued.



8.6 REVIEWING FUND INVESTMENT DECISIONS INVOLVING PRIVATE INVESTMENTS APPLIES TO INVESTMENT PROFESSIONALS

         This is in addition to the rules covering private investments in
         Section 7.

         If you have a material role in the consideration by a fund of the purchase of securities of an issuer in which you (or someone in whose affairs you have a beneficial interest - see APPENDIX B of Part 4) have a private investment, you must take the following steps:

         o Disclose the private interest to the person(s) making the investment decision

         o Go to your department head and obtain an independent review of any decision to buy the securities for your assigned fund(s) before buying for the funds.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

8.7.     THE SIXTY DAY RULE
         APPLIES TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

         The purpose of this rule is to discourage short-term trading. If you purchase or sell a security and enter into an opposite transaction within 60 calendar days you have to surrender any profits made and may be subject to additional sanctions. Any loss is your own.

         Transactions will be matched with any opposite transaction within the last 60 calendar days. Profits on a series of purchases and sales of the same security during that period will be measured on a FIRST-IN, FIRST-OUT BASIS until all transactions within the period are matched. The sum of the net profits realised on these paired purchases and sales will be subject to surrender.

         Profits are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule.

         This rule does not apply to:
         o transactions in shares of Fidelity Funds.
         o matching option or futures trades on, or Exchange Traded Funds that track the indices listed in paragraph 6.9 above.

--------------------------------------------------------------------------------
                 OPTIONS TRANSACTIONS UNDER THE SIXTY DAY RULE

Option transactions can be matched either to prior purchases of the underlying security, or to prior option transactions in the opposite direction.

When matching an option transaction to prior purchases of the underlying security, selling a call and buying a put are treated as sales and will be matched to any purchases of the underlying security made during the preceding sixty days. Similarly, the purchase of a call option or any future on a security will be treated as a purchase of the underlying security for the purposes of this rule.

When matching an option transaction to prior options transactions, a closing position is matched to any like opening positions taken during the preceding 60 days.
--------------------------------------------------------------------------------

                              EXERCISING AN OPTION

The initial purchase or sale of an option, not the exercise or assignment of the option, is matched to any opposite transactions made during the preceding sixty days.

The sale of the underlying securities received from the exercise of an option will also be matched to any opposite transactions made during the period.
--------------------------------------------------------------------------------

                             AUTOMATIC LIQUIDATION

There is no exception to the Sixty Day Rule for the selling of securities upon the automatic exercise of an option that is in the money at its expiration date. To avoid surrendering sixty day profits that would result from an automatic liquidation, you need to cancel the automatic liquidation before it happens.

--------------------------------------------------------------------------------
IF YOU ARE CONSIDERING ENTERING INTO AN OPTION TRANSACTION WITHIN SIXTY DAYS OF TRADING THE UNDERLYING SECURITY AND YOU ARE NOT CERTAIN WHETHER THE TRANSACTIONS WILL BE MATCHED OFF UNDER THIS RULE, YOU SHOULD CONTACT YOUR LOCAL COMPLIANCE OFFICER BEFORE DOING ANYTHING
--------------------------------------------------------------------------------

Exceptions to the profit surrender policy may be requested IN ADVANCE by contacting your local Compliance Officer. A list of circumstances in which special approvals can be obtained for exceptions to this section appears in Appendix H of Part 4.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

9.       HOW TO TRADE
NON-ACCESS PERSONS ARE EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENT. HOWEVER, ALL OTHER EMPLOYEES (I.E. ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES) ARE REQUIRED TO PRE-CLEAR ALL TRANSACTIONS IN ACCORDANCE WITH THIS SECTION.

9.1      THE GENERAL PRINCIPLE

         If you want to trade in a Reportable Security you must first get permission ("pre-clearance"). This is in addition to any special permission you may need under Section 7. Any trading must be done through a broker that appears on our list of Approved Brokers (APPENDIX D of Part 4) unless you have a Special Approval in place. The processing of Special Approval requests by Compliance normally takes 5 business days.

9.2      PRE-CLEARANCE

         BEFORE you place an order with your broker you must have pre-cleared that order with the relevant area (see APPENDIX A of Part 4) or via the Automated Pre-clearance tool:

         -----------------------------------------------------------------------
             Please note that pre-clearance lines may be recorded and records will also be retained of any on-line communication.
         -----------------------------------------------------------------------

         The pre-clearance department (or the Automated Pre-clearance tool) will check if there is any fund or segregated account trading. Generally, a pre-clearance request will not be approved if it is determined that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by funds or accounts. If you get pre-clearance you will be given a pre-clearance number which you should keep for your own records.

         If you do not see the security you are trying to pre-clear on the Automated Pre-clearance tool, contact your pre-clearance department.

         Pre-clearance is only valid for the calendar day on which it is given. If for any reason your trade is not done on that day you must get a fresh pre-clearance the following day or cancel the order with your broker. Exceptions to this rule apply as follows:


--------------------------------------------------------------------------------
MINI KABU (the practice, in Japan, of carrying over portions of trades to the following day for amounts below board lot size). If you are trading in Japanese securities and wish to trade in odd lots, you must contact your local Compliance Department prior to trading. When contacting Compliance, inform the Compliance Officer that the shares being traded are mini kabu.
--------------------------------------------------------------------------------
TRADING U.S. LISTED SECURITIES THROUGH A JAPAN OR ASIA PACIFIC APPROVED BROKER. If you are an employee based in Japan or Asia Pacific and you are trading U.S. securities through a Japan or Asia Pacific broker, the pre-clearance obtained during U.S. market hours (Day 0) is valid for the following U.S. trading day (Day 1).
--------------------------------------------------------------------------------


You will be asked to provide details of the trade before being given pre-clearance. If the trade done by your broker differs from those details we will ask for an explanation and it could be a breach of the Code.


--------------------------------------------------------------------------------
NOTE: PRE-CLEARANCE ONLY MEANS THAT THERE IS NO TRADING ACTIVITY TO STOP YOU TRADING. YOU ARE STILL RESPONSIBLE FOR CHECKING THAT YOU HAVE ANY SPECIAL PERMISSION NEEDED AND THAT THE TRADE IS ALLOWED UNDER THE CODE.
--------------------------------------------------------------------------------

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

9.3      SECURITIES, TRADES IN WHICH NEED ONLY BE REPORTED AFTERWARDS

         Trades in the following securities do not require pre-clearance but have to be reported afterwards:

         o Shares of Fidelity funds (except Fidelity cash funds)

         o Shares of any open-ended fund advised by Fidelity

         o Shares of target funds of a Fidelity Fund of funds but only if you are involved in managing or advising that fund of funds

         o Shares of FMR Funds (except money market funds)

         o Options or Futures on the following indices:

             o FTSE 100

             o Nikkei 225

             o S&P 100, S&P Midcap 400 and S&P 500

         o Exchange Traded Funds that track the above indices

         o Currency warrants

9.4      SECURITIES TRANSACTIONS WHICH NEED ONLY BE REPORTED AFTERWARDS

         The following types of securities transactions do not require pre-clearance but have to be reported afterwards:

         o Securities being received as a gift (refer to 9.7. below for those involved with FMR Funds)

         o Taking up a Rights issue where you are a existing holder (but not the sale of such rights)

         o Automatic and scrip dividend reinvestments where you have no discretion as to the transaction taking place

         o Exercising of warrants


--------------------------------------------------------------------------------
             PLEASE NOTE THAT BUYING AND SELLING RIGHTS AND WARRANTS
                     REQUIRE PRE-CLEARANCE PRIOR TO TRADING
--------------------------------------------------------------------------------


9.5      MONTHLY SAVINGS PLANS ETC.

         When buying a Reportable Security other than those in 9.3 above through a monthly savings plan or similar arrangement, permission should be obtained from the local Compliance Department when the plan is set up and after that pre-clearance will not be required for regular investments. You will still need to report such transactions and lump sum investments will still need pre-clearance. Please remember that if you sell a Reportable Security you bought through a monthly savings plan, that sale will need pre-clearance in the normal way.

9.6      DISCRETIONARY MANAGED ACCOUNTS

         If you have someone else who manages your investments for you on a discretionary basis, you will not need pre-clearance as long as:

         o there is a written agreement between you and the third party;

         o you have no say in what is bought or sold; and

         o Compliance has given you prior written approval.

         Trades must still be reported. Refer to APPENDIX H of Part 4 for a complete list of circumstances in which Special Approvals for a discretionary managed account can be obtained.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

9.7      REPORTING DEADLINE

         You must report to your local Compliance Officer the receipt (by inheritance, giving, donation or other acquisition) or disposition of Reportable Securities no later than ten days after the end of each calendar month.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

                      TAKING STOCK - AFTER YOU HAVE TRADED

HAVING TRADED YOU MUST NOW TAKE THE FOLLOWING STEPS

o   Keep a copy of your preclearance reference

o If you are trading through an Approved Broker and have sent them the necessary paperwork to set up duplicate reporting, all copies of contract notes or confirmations should be sent automatically to your local Compliance Officer. However, since you have the contractual relationship with your broker, it is your responsibility to ensure that your broker is complying with these arrangements.

o If you are trading, under special permission, with a non-Approved Broker, it is your direct responsibility to make arrangements for the broker to forward a copy of the contract note or confirmation directly to your local Compliance Officer.

o If we have a question about a trade or are missing a report on a trade you have done, we may come back to you. This is one of the reasons we recommend you keep a note of your pre-clearance number. Please make sure you respond to any request promptly.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

SUPPLEMENT NUMBER 10 - EMPLOYEES INVOLVED WITH THE MANAGEMENT OF FMR'S 1940 ACT
                       FUNDS AND OTHER FUNDS AND ACCOUNTS SUBJECT TO US SEC REGISTRATION.

1.       INTRODUCTION

1.1 The following provisions apply to individuals who are involved with the investment management of certain funds and accounts for which one of FMR Corp.'s subsidiaries has delegated all or some part of the investment management task to FIL. As a result, certain SEC regulations will apply in addition to the main provisions of the Code. Your local Compliance Department (see APPENDIX A) will tell you whether these additional provisions apply to you.

2.       COMPLYING WITH US FEDERAL SECURITIES LAWS

         In addition to complying with the provisions outlined herein and other company-wide policies, you need to comply with relevant US federal securities laws.

3.       WHO MUST FOLLOW THE CODE?

         In addition to the categories of individuals listed in Section 2 of the Main Body of the Code, the Code and this Supplement will also apply to individuals for whom you are financially responsible under a legal obligation. This would include wards of court and anyone whom you are legally obliged to support financially.

4.       WHICH TRADES ARE SUBJECT TO THE CODE?

--------------------------------------------------------------------------------
NOTE THAT FOR THOSE CAUGHT BY THIS SUPPLEMENT THE DEFINITION OF A REPORTABLE SECURITY IS NOTABLY WIDER THAN FOR OTHER EMPLOYEES. SPECIAL CARE WILL NEED TO BE TAKEN IN THIS AREA.
--------------------------------------------------------------------------------

4.1      FUNDS WHICH ARE CAUGHT ONLY UNDER THIS SUPPLEMENT

         In addition to Fidelity Funds and FMR Funds, all other open-end fund products not registered under the Investment Company Act of 1940 (the 1940 Act) are Reportable Securities (this includes all non-US funds).

         Hedge funds registered under the 1940 Act are prohibited.

4.2      GOVERNMENT SECURITIES WHICH ARE CAUGHT ONLY UNDER THIS SUPPLEMENT

         For the purposes of this supplement all Government securities other than US Government securities are regarded as Reportable Securities.

         Section 5 of the Main Body of the Code also contains a list of items that are not considered to be Reportable Securities. Please note that debt instruments denominated in Indian Rupees issued by the Government of India, the Reserve Bank of India, and Post Offices owned by the Government of India are regarded as Reportable Securities for the purposes of this supplement.

4.3      Application of the Rules to this extended definition of Reportable
         Securities

         Any transactions by you in Reportable Securities are subject to the provisions of the Code with the following exceptions in respect of securities listed in 4.1 and 4.2 above:

         Section 7 Trades which need special permission        Does not apply

         Section 8 Times when you are not allowed to           8.1 and 8.5 only
         trade                                                 apply

         Section 9 How to Trade                                9.3, 9.4 and 9.7
                                                               only apply


4.4 If you have any doubt whatsoever as to whether or not a transaction you are about to commit involves reportable securities, you should contact your local Compliance Officer immediately.

[LOGO OMITTED]           FIDELITY CODE OF ETHICS - 2005

5.       REPORTING

5.1      SUPPLEMENTAL DISCLOSURE ON THE QUARTERLY TRADE VERIFICATION (QTV)

         When returning your QTV you must include all holdings in this extended definition of Reportable Securities (i.e. Fidelity mutual funds, non-US registered open-end fund and non-US Government securities transactions).

5.2      SUPPLEMENTARY DISCLOSURE RE BOND HOLDINGS

         US regulations require that for any bonds held you provide details of the interest rate and maturity date of any purchases. Your local Compliance Officer will prompt you for such information.

5.3      COMPLETION OF ANNUAL HOLDINGS REPORT

         In addition to the reporting obligations the Main Body of the Code places upon you, an Annual Holdings Report must be completed showing your total holdings of Reportable Securities (which will include Fidelity mutual funds, non-US registered open-end funds and non-US Government securities).

         A form for supplying this information will be forwarded to you by your local Compliance Officer at the relevant time each year.

5.4      DISCLOSURE OF ACCOUNTS

         You are required to disclose all securities accounts (including accounts holding non-reportable securities) on an annual basis by way of Form A. These accounts, for the purposes of this supplement, shall be referred to as Covered Accounts.

--------------------------------------------------------------------------------
DEFINITION: COVERED ACCOUNT: The term "covered account" encompasses a wide range of accounts. Important factors to consider are your actual or potential investment control over an account, whether you benefit financially from an account, and what your family and financial relationships are with the account holder. Examples of covered accounts include ANY ACCOUNT including any wrapper account such as PEP, ISA or pension account holding Reportable Securities (including shares of Fidelity Funds) and/or non-Reportable Securities that belong to:

o   You, your spouse, or a domestic partner who shares your household.

o Any immediate FAMILY MEMBER who shares your household and who is either under 18 or is supported financially by you,

o Any CORPORATION or similar entity where you, or an immediate family member sharing your household, are a controlling shareholder or participate in investment decisions by the entity.

o Any TRUST of which you are (i) a beneficiary, and you participate in making investment decisions for the trust; (ii) a trustee, and you either have an opportunity to profit from the trust's investment operations or a member of your immediate family is a beneficiary of the trust; or (iii) a settlor, and you can revoke the trust by yourself and you participate in making investment decisions for the trust.
--------------------------------------------------------------------------------